UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 17, 2012
(Date of earliest event reported)	February 16, 2012

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On February 16, 2012, the general partner of ONEOK Partners, L.P. (the “Partnership”) amended the Partnership’s Third Amended and Restated Agreement of Limited Partnership to modify the definition of “Conflicts Committee.”  The prior definition excluded from the Conflicts Committee directors of any Affiliate of the General Partner.  The revised definition excludes from the Conflicts Committee directors of any Affiliate of the General Partner, other than any member of the Partnership Group.  The foregoing is qualified in its entirety by reference to such amendment, a copy of which is filed herewith as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

On February 16, 2012, ONEOK, Inc., in its capacity as the sole member of ONEOK Partners GP, L.L.C. (“ONEOK Partners GP”), the Partnership’s sole general partner, amended certain provisions of Section 4.12 of ONEOK Partners GP’s Third Amended and Restated Limited Liability Company Agreement, which relates to “interested directors.”  Among other things, the amendments clarify provisions relating to contracts or transactions involving an interested director and the circumstances in which a director will be deemed to have a financial interest in another company.  The foregoing is qualified in its entirety by reference to such amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits
3.1      Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P.
10.1    Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of ONEOK Partners GP, L.L.C.

SIGNATURE

Pursuant to the requirements of the Exchange Act the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	February 17, 2012	By:	/s/ Robert F. Martinovich
Robert F. Martinovich Executive Vice President, Chief Financial Officer and Treasurer

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